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                                                                 EXHIBIT (a)(35)

                                    IVY FUND

                          IVY CUNDILL GLOBAL VALUE FUND

          REDESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST, AND
           REDESIGNATION OF CLASSES OF SHARES OF BENEFICIAL INTEREST,
                             NO PAR VALUE PER SHARE

         I, Keith J. Carlson, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust formed under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, by written consent, the Trustees of the Trust (the "Trustees"), pursuant to Article III of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992, as amended (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the Trust:

         WHEREAS, acting pursuant to Article III of the Declaration of Trust, the Trustees established Ivy Cundill Value Fund as an additional series of the Trust pursuant to an Establishment and Designation of Additional Series dated March 15, 2001, which Fund currently has an unlimited number of authorized and unissued shares of beneficial interest designated as "Ivy Cundill Value Fund - Class A" ("Class A"), "Ivy Cundill Value Fund - Class B" ("Class B"), "Ivy Cundill Value Fund - Class C" ("Class C"), "Ivy Cundill Value Fund - Class I" ("Class I") and "Ivy Cundill Value Fund - Advisor Class" ("Advisor Class") shares (each a "Class" and, collectively, the "Classes"); and

         WHEREAS, the Trustees, acting pursuant to Article III of the Declaration of Trust, now desire to redesignate the Ivy Cundill Value Fund series of the Trust as Ivy Cundill Global Value Fund and to change the name of each Class;

         NOW, THEREFORE, IT IS HEREBY:

         RESOLVED, that "Ivy Cundill Value Fund" be, and it hereby is, redesignated as "Ivy Cundill Global Value Fund";

         FURTHER RESOLVED, that the name of the Fund's Class A, Class B,
         Class C, Class I and Advisor Class shares be, and they hereby are, redesignated as "Ivy Cundill Global Value Fund - Class A," "Ivy Cundill Global Value Fund - Class B," "Ivy Cundill Global Value Fund -
         Class C," "Ivy Cundill Global Value Fund - Class I," and "Ivy Cundill Global Value Fund - Advisor Class," respectively;

         FURTHER RESOLVED, that the preceding resolutions shall constitute an amendment to the Declaration of Trust (the "Amendment"), effective as of the filing date of the Amendment to the Registration Statement pertaining to Ivy Cundill Global Value Fund, to be filed with the Securities and Exchange Commission (the "SEC") on or about April 30, 2001, pursuant to Rule 485(b) under the Securities Act of 1933;


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         FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to file such Amendment in the offices of the Secretary of the Commonwealth of Massachusetts; and

         FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take such actions and execute and deliver such documents as may be necessary, desirable or appropriate to give effect to the foregoing resolution.

         IN WITNESS WHEREOF, I have signed this Amendment this 30th day of April, 2001.



                                       /s/ Keith J. Carlson
                                       -----------------------------------------
                                       Keith J. Carlson, as Trustee

         The above signature is the true and correct signature of Keith J. Carlson, Trustee of the Trust.



                                       /s/ Paula K. Wolfe
                                       -----------------------------------------
                                       Paula K. Wolfe, Assistant Secretary
                                       Ivy Fund